UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2009 (February 11, 2009)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Corporate Center Drive, Suite #210 Raleigh, NC	27607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2009, the Board of Directors (the “Board”) of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”) approved, by unanimous written consent to action, an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) by way of a Certificate of Elimination for the Company’s Series A Non-Voting Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Non-Voting Convertible Preferred Stock (the “Certificate of Elimination”). On February 12, 2009, the Company filed the Certificate of Elimination with the Secretary of State of the State of Delaware, which is the effective date of the amendment.

The filing of the Certificate of Elimination was authorized by the Board of Directors of the Company in accordance with the Section 151(g) of the Delaware General Corporation Law.

The Certificate of Elimination has the effect of:

(a) eliminating the previously designated 1,647,059 shares of Series A Non-Voting Convertible Preferred Stock, par value $.001 per share, of the Company (the “Series A Preferred Stock”), 941,177 shares of Series B Convertible Preferred Stock, par value $.001 per share, of the Company (the “Series B Preferred Stock”), and 1,647,059 shares of Series C Non-Voting Convertible Preferred Stock, par value $.001 per share, of the Company (the “Series C Preferred Stock”), none of which were outstanding at the time of the filing;

(b) upon such elimination, causing such Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock to resume the status of authorized and unissued shares of preferred stock, par value $.001 per share, of the Company, without designation as to series; and

(c) eliminating all references to the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock from the Certificate of Incorporation.

A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Company has undertaken this action because the transactions that necessitated the creation of the foregoing classes of preferred stock have expired or are no longer applicable and to increase the number of undesignated preferred shares subject to potential future issuance by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Elimination, dated February 12, 2009, for the Company’s Series A Non-Voting Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Non-Voting Convertible Preferred Stock.

This Current Report on Form 8-K and the exhibits hereto and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects”, “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation: (i) actual sales results and royalty or milestone payments, if any, (ii) the application and availability of corporate funds and the Company’s need for future funds, or (iii) the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s or other regulatory review and/or approval and commercial launch of the Company’s formulations and products and regulatory filings related to the same, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 13, 2009	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James A. McNulty
	Name:	James A. McNulty
	Title:	Secretary, Treasurer and Chief Financial Officer